UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGIZER TENNIS INC.

(Exact name of Registrant as specified in its Charter)

Nevada	333-182199	99-0377575
(State or Other Jurisdiction of Incorporation)	SEC Securities Act File No.	(I.R.S. Employer Identification No.)

Suite 3, 219 Bow Road

Docklands, London E3 2SJ, United Kingdom

 (Address of Principal Executive Offices) (Zip Code)

+44 203 086 8131

(Registrant’s telephone number, including area code)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]  Accelerated filer [  ]  Non-accelerated filer [  ]  Smaller reporting company [X]

Calculation of Registration Fee

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	5,000,000	$0.04	$200,000.00	$22.92
(1)				Represents shares offered for sale by Energizer Tennis Inc.
(2)				Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

REMOVAL FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1, as amended (Exchange Act File No. 333-182199), of Energizer Tennis Inc., a Nevada corporation (the “Company” or the “Registrant”), which was filed with the Securities and Exchange Commission on June 13, 2012, and which became effective following applicable amendments, on October 23, 2012 (the “Registration Statement”).  The Registration Statement registered 5,000,000 shares of the Company’s $0.001 par value common stock, of which 947,500 shares were sold.  The Company, in compliance with Securities and Exchange Commission Regulation S-K Item 512(a)(3) Undertakings, hereby amends the Registration Statement to deregister all 4,052,500 shares of common stock that remain unsold and will not be sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, on the 18th day of October, 2013.

ENERGIZER TENNIS INC.

Date: October 18, 2013	By:	/s/ Alexander Farquharson
Alexander Farquharson
President, Chief Executive Officer, Secretary, Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-1 Registration Statement has been signed by the following person in the capacities and on the date indicated.

ENERGIZER TENNIS INC.

Date: October 18, 2013	By:	/s/ Alexander Farquharson
Alexander Farquharson
President, Chief Executive Officer, Secretary, Director (Principal Executive Officer)